Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Natural Gas Services Group, Inc.
Midland, Texas

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-212411, 333-196578, 333-160068, 333-160063, 333-147311, and 333-110954) of Natural Gas Services Group, Inc. of our reports dated March 9, 2018, relating to the consolidated financial statements and the effectiveness of Natural Gas Services Group, Inc.’s internal control over financial reporting, which appear in this Annual Report on Form 10-K.

/s/ BDO USA, LLP

Houston, Texas
March 9, 2018